Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-205258) on Form S-8 of our report dated June 27, 2016 appearing in the annual report on Form 11-K of Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan for the year ended December 31, 2015.
/s/ Plante & Moran, PLLC
Columbus, Ohio
June 27, 2016